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                                                     Exhibit 24.2


                  CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.
                             POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS that the undersigned Director of Chapman Capital Management Holdings, Inc., a Maryland corporation, hereby constitutes and appoints NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in his name as Director of Chapman Capital Management Holdings, Inc., the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Date: June 9, 1998



                                             /s/ Robert L. Wallace
                                             ----------------------------
                                             Robert L. Wallace, Director